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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 2, 2003

                                PHLO CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                   0-21079                 11-3314168
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(State or Other Jurisdiction       (Commission              (IRS Employer
      of Incorporation)            File Number)           Identification No.)

                6001-21 Argyle Forest Blvd.
                          PMB #117
                     Jacksonville, FL                            32244-5705
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         (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (973) 691-9012
                                                           --------------


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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 2, 2003, the Company dismissed Marcum & Kliegman, LLP ("M&K") as its independent auditor "for cause". The Company's decision was approved by the Company's Board of Directors. According to public records, the Company was the third public company to terminate the services of M&K during a period of one week, and, subsequently in July, a fourth public company which had only retained M&K on April 4, 2003, also terminated M&K as its independent auditor.

The Company has retained Reznick Fedder & Silverman ("Reznick") as its new independent auditors. The fees estimated by various auditing firms which were competing for the Company's business confirmed the Company's belief that M&K's fees were egregious for the services M&K was providing. Additionally, the Company believes that the retention of Reznick will result in substantial cost savings to the Company related to the audit of its financial statements for the fiscal year ended March 31, 2003 (the "2003 Audit"), even taking into account all additional audit work required in the event of no cooperation by M&K.

         The Company has repeatedly resisted a continuing coercive course of conduct by M&K and its Audit Partner, David C. Bukzin, and Managing Partner, Jeffrey M. Weiner, to force the Company to pay disputed and excessive fees related to the M&K audit relationship and to force the Company to make false statements related to M&K's liability to the Company. The Company believes that David Bukzin and Jeffrey Weiner acted intentionally and maliciously to damage the Company. For example, David Bukzin and Jeffrey Weiner contacted the Company after the 2003 Audit had begun and immediately prior to the initial filing deadline for the Company's Form 10-KSB and began a process of making demands for the payment of disputed fees, negotiating fee agreements with the Company, unilaterally violating such agreements, and then further increasing their payment demands. When the Company objected to this coercive course of conduct, M&K (through Messrs. Weiner and Bukzin) attempted to force these payments and the making of the above-referenced statements by threatening to prevent the Company from complying with its SEC reporting requirements by the inappropriate use of inapplicable provisions of the Sarbanes-Oxley Act of 2002.

         M&K deliberately mischaracterized the Company's objections to M&K's coercive conduct as threats of litigation which impaired M&K's independence. M&K used its claim of impaired independence to improperly invoke the Sarbanes-Oxley Act and as justification to increase its monetary demands and to demand that the management of the Company make false statements for the purpose of releasing M&K from liability to the Company arising from M&K's actions. M&K raised the issue of impaired independence and the Sarbanes-Oxley Act requirements solely for the purpose of extracting disputed fees, false statements and a release of M&K's liability from the Company under the threat of preventing the Company from complying with its reporting requirements. As a result of these actions by M&K, the Company was forced to terminate M&K "for cause".

         The Company's position with respect to this matter is corroborated by documentary evidence and testimony, including evidence of M&K's conduct related to other situations involving other clients of M&K.

         M&K began a process of coercing the Company to pay increasing amounts of disputed fees as a condition to the issuance of its audit opinion just days before the deadline for filing the Company's annual report on Form 10-KSB. In order to obtain larger payments, M&K refused to complete the audit of the Company's financial statements that M&K had begun, and it did so at a time when there was no possibility that another auditor could be substituted in time to meet the SEC reporting requirements. The Company disputed the amount which M&K claimed was outstanding because of the egregious nature of the billings and in part because M&K invoiced the Company for entire audits and reviews without including any supporting detail and ignored the Company's repeated requests for documentation of the work for which the Company was being billed. When the Company objected to the actionable practices of M&K

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(including the extraction of disputed fees under threat of failure to complete the audit by the required deadline), M&K and it's attorneys deliberately mischaracterized that objection as a threat of litigation which impaired M&K's independence and used that claim to increase its monetary demands, to demand a release from the Company of M&K's liability, and to demand that the Company make false statements. For example, M&K agreed with the Company on a fee arrangement providing for a substantial amount of fees to be held "in dispute," and the agreement was set forth in writing by M&K's legal counsel. A day later, M&K refused to honor that agreement and demanded, as a condition to issuing the audit opinion, the payment of the agreed amount, the "in dispute" amount, and an additional amount of approximately $50,000.

         M&K's coercive course of conduct continued even after the termination of M&K as the Company's auditor. M&K transmitted to the Company a letter from M&K dated July 14, 2003, addressed to the SEC, which contains gross misrepresentations and misstatements of fact (the "M&K Letter"). A copy of the M&K Letter is attached hereto as Exhibit 16.1. The Company believes that M&K attempted to use the M&K Letter to exert control over the Company's Form 8-K/A responding to the M&K Letter. In fact, M&K's outside counsel represented to the Company's outside legal counsel that M&K would reissue the M&K Letter at a later date and might revise the M&K Letter depending on M&K's review of the Company's response thereto prior to the Company's filing of such response on its Form 8-K/A. The Company resisted M&K's attempts to improperly influence the Company's filing, and, as a result, M&K claimed that the M&K Letter dated July 14, 2003 was the final version of its letter addressed to the SEC.

         With respect to the M&K Letter, the allegations contained therein that "[o]n June 26, 2003," the Company "attempted to improperly influence and/or coerce this firm in regard to our audit..." are blatantly false as set forth above. The Company believes that such false allegations were made by M&K to support its inappropriate use of the Sarbanes-Oxley Act in an effort to justify the actionable conduct of M&K, David Bukzin and Jeffrey Weiner and for the purpose of extracting disputed fees, false statements and a release of liability from the Company. The Company denies that that it took any actions at any time that impaired M&K's independence, including any action that could conceivably have been viewed to constitute a threat or attempt to influence or coerce M&K in regard to an audit of the Company's financial statements. .

         The allegation in the M&K Letter that the Company rejected M&K's proposals to resolve the dispute is materially misleading, as it was M&K that repeatedly, unilaterally violated fee agreements to which the parties had agreed. The Company and M&K agreed to fee arrangements, which M&K violated soon thereafter. The proposals made by M&K to which the Company did not agree entailed the making of false statements by the Company and the payment of egregious amounts of fees including those that M&K had previously acknowledged were disputed.

         Moreover, the Company also expressly denies M&K's allegation in the SEC Letter that the Company omitted from its Form 8-K material information required to be provided under SEC rules. The Company reiterates its position that during the Company's two most recent fiscal years and through the date of the Form 8-K, there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of M&K would have caused M&K to make reference to the subject matter of the disagreement in connection with its reports. To the extent M&K suggests that the Company should have included information relating to the fee dispute between the Company and M&K in its filing, M&K's claims are factually inaccurate and meritless, and a fee dispute would not have given rise to a reportable disagreement. The dispute relates to approximately $60,000 in fees that M&K claims are outstanding, which the Company disputes.


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         During the  Company's two most recent fiscal years and through the date of this report, there were no "reportable events" as listed in Item 304(a)(1)(v)(A)-(D) of Regulation S-K ("Regulation S-K") adopted by the SEC.

         M&K's reports on the Company's financial statements for fiscal years 2002 and 2001 included a going-concern opinion, in which M&K reported that the Company's financial statements had been prepared assuming that the Company will continue as a going concern and that the Company's financial condition raised substantial doubt at the time each report was issued about the Company's ability to continue as a going concern. M&K has not issued an audit report on any of the Company's financial statements since the Company filed its annual report on Form 10-KSB on July 15, 2002, for the Company's fiscal year ended March 31, 2002.


ITEM 5. OTHER EVENTS.

         The Company intends to spin-off the portion of its business that involves the development and commercialization of biotechnologies capable of being incorporated into primarily liquid products (for oral consumption) and foods, the manufacturing and marketing of products resulting therefrom, and the licensing or sublicensing of other biotechnologies. The Company anticipates that the spin-off will be accomplished by the distribution to Company shareholders of capital stock of an affiliated company. The assets of the affiliated company that the Company intends to spin-off shall include, but may not be limited to, all rights pursuant to an exclusive license for all uses (including nutraceutical, biotechnological and pharmaceutical), worldwide, of an invention, and all enhancements thereto, related to VEP/PPC (Vitamin E phosphate/polyenylphosphatidylcholi ne) in a micro-particle delivery system; all intellectual property related to the Aquis Oral Rehydration Solution; biotechnology related to modified pectin liposomal products and its possible use as a cancer treatment; and biotechnology related to insulin liposomal products and its possible use as a treatment for diabetes. The Company plans to complete the spin-off as expeditiously as possible.

         The Company believes that the proposed spin-off will provide greater value to shareholders by creating two public corporate entities that focus on separate scientific platforms and businesses. In addition, the spin-off will allow the management of each company to better focus on the individual businesses of the respective companies and facilitate the establishment of executive compensation that is more closely tied to the performance of each individual company's results. Finally, the Company believes that the proposed spin-off will enhance each company's access to financing.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

    Exhibit No. 16.1    Letter from Marcum & Kliegman, LLP dated July 14, 2003.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Phlo Corporation

Date:  July 29, 2003                    By: /s/ James B. Hovis
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                                            Name: James B. Hovis
                                            Title: President and Chief
                                                   Executive Officer

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